ICICI Bank Limited
                      Employees Stock Option Scheme - 2000


Section I:  Objectives

The objectives of the Scheme are:

a)   to enhance employee motivation;
b) to enable employees to participate whether directly or indirectly in the long term growth and financial success of the Bank; and
c) to act as a retention mechanism by enabling employee participation in the business as an active stakeholder to usher in an 'owner-manager' culture.


Section II:  Definitions

The following terms shall have the meanings set forth below:

"Award Confirmation" means any written communication by the Bank to a Participant, evidencing grant of Option.

"Bank" means ICICI Bank Limited and unless repugnant to or inconsistent with the context, means and includes its Subsidiary(ies).

"Cause" means (i) engaging in willful or gross misconduct or neglect (ii) the commission of a crime of moral turpitude, felony, fraud, misappropriation, embezzlement or breach of trust (iii) gross or willful insubordination or (iv) any other act detrimental to the Bank.

"Committee" means a committee of the Board of Directors of the Bank consisting of a majority of Independent Directors as the Board of Directors of the Bank may designate from time to time.

"Eligible Employee" means any permanent employee of the Bank in the grade of Assistant Manager (or equivalent grade) and in higher grades and the directors (including whole time directors) of the Bank, its subsidiaries and holding company.

"Exercise Period" means the period after vesting within which the Participant should exercise his right to apply for Shares against the Option vested in him.

"Exercise Price" means the price payable by the Participant for exercising the Option granted to him.

"Holding Company" means for the purpose of this Scheme, ICICI Ltd.

"Independent Director" means a director of the Bank, not being a whole time director of the Bank.


                                    1 of 7

"Option" means a right but not an obligation granted to a Participant to apply for specified number of Shares at a pre-determined price, during the term fixed by the Committee, and subject to such other limitations and restrictions in this Scheme.

"Participant" means any Eligible Employee as the committee shall select from time to time, to whom an Option is granted, or the successors of the Participant, as the context so requires.

"Scheme" means this Scheme.

"Shares" means the equity shares of the Bank, having a par value Rs.10 per share for the time being, or such other nominal value, as may be decided by the Board of Directors from time to time.

"Subsidiary" means any company of which more than 50% of the nominal value of its equity share capital is directly or indirectly owned by the Bank or any company whose composition of Board of Directors is controlled by the Bank and shall include a subsidiary of the Subsidiary.

"Successors" of a Participant means the legal representative(s) of a deceased Participant.

"Vesting Confirmation" means any written communication by the Bank to a Participant, evidencing vesting of Option.

"Vesting Criteria" means such criteria as may be stipulated by the committee as conditions precedent to vesting of Options.

"Vesting Period" means the period during which the vesting of the Option granted to the Participant takes place.


Section III: Administration of the Scheme

1. The Scheme shall be administered by the Committee. A member of the committee to whom the matter under the Scheme specifically relates shall not vote on such matter.

2. Unless otherwise expressly provided in the Scheme or applicable law, all decisions, determinations and interpretations with respect to the Scheme or Award Confirmation shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons including the Bank, any Participant, any shareholder and any employee.

3. Unless otherwise expressly provided in the Scheme or applicable law, the Scheme shall also be applicable to employees (including Directors) of the holding company and all the Subsidiaries of the Bank.


                                    2 of 7

Section IV: Committee Authority

1. Subject to the provisions of the Scheme and applicable law and in addition to the other express powers and authorizations conferred by the Scheme, the Committee shall have full power and authority to:

     i. Determine eligibility of employees to participate in the Scheme from time to time;

     ii. Determine and designate Participants and the number of Options to be granted to each Participant;

     iii. Determine the number of Shares subject to each Option;

     iv. Determine the number of Options to be covered under the Scheme from time to time;

     v. Determine the quantum of Option to be granted under the Scheme per Participant and in aggregate;

     vi. Prescribe the Vesting Period and Vesting Criteria subject to which the Options granted would vest;

     vii. Prescribe the conditions under which the Option vested in the Participant may lapse (including in case of termination);

     viii.Prescribe the Exercise Period within which the Participant should exercise the vested Option (including in the event of termination or resignation of the Participant);

     ix. Prescribe whether the Options vested in a Participant are exercisable at one time or at various points of time within the Exercise Period;

     x. Formulate and prescribe the procedure for making a fair and reasonable adjustments to the number of Options or to the Exercise Price or both in case of rights issues, bonus issues and other corporate actions;

     xi. Prescribe the conditions and procedure for the grant, vest and exercise of Options by Participants who are on long leave, training or otherwise indisposed;

     xii. Formulate and prescribe if deemed appropriate and necessary, the procedure for cashless exercise of Options;

     xiii.Establish, amend, suspend or waive such rules and regulations as it shall deem appropriate for the proper administration of the Scheme;

     xiv. Interpret the Scheme and the Award Confirmation;

     xv. Appoint such agents as it shall deem necessary for the proper administration of the Scheme;


                                    3 of 7

     xvi. Determine or impose other conditions to the grant or exercise of Options under the Scheme as it may deem appropriate;

    xvii. Make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Scheme;

   xviii. Frame suitable policies and systems to ensure that there is no violation of:

          a) Securities and Exchange Board of India (Insider Trading) Regulations, 1992; and
          b) Securities and Exchange Board of India (Prohibition of Fraudulent and Unfair Trade Practices relating to the Securities Market) Regulations, 1995;

          by any employee.


Section V: Eligibility

1. The Committee shall have the sole authority to designate any Eligible Employee as Participant.

2. In determining the Eligible Employee to receive an Option as well as in determining the number of Options to be granted to a Participant, the Committee may consider the position and responsibilities of the Eligible Employees the nature and value to the Bank of his services and accomplishments whether directly or indirectly, length of service, grade, performance, merit, present and potential contribution and conduct of the Eligible Employee and such other factors as the Committee may deem relevant.


Section VI: Vesting of Option

1. The Options granted to the Participant may vest at one time or at various points of time as provided in the Award Confirmation. Provided however there shall be a minimum period of one year between the grant of Options and vesting of Options. Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the third anniversary of the date of grant of Option.

2.   No portion of the Option shall vest -

     a) If the Participant does not fulfill Vesting Criteria as stipulated in the Award Confirmation; or
     b) If the Participant's employment is terminated by the Bank for Cause or
     c) if the Participant voluntarily terminates employment with the Bank (other than on account of death, retirement, including pursuant to any voluntary retirement scheme or permanent disability);

     and the Options to the extent not vested shall lapse/expire/be forfeited forthwith.

3. If the Participant's employment terminates due to death, retirement (including pursuant to any voluntary retirement scheme) or permanent disability, whole of the Options shall vest in the Participant's Successors, or the Participant, as the case maybe.


                                    4 of 7

Section VII: Exercise of Options

1. Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, the Participant may exercise an Option at such time during the Exercise Period as may be stipulated in the Vesting Confirmation, provided that the Exercise Period shall not exceed the tenth anniversary from the date of grant of Option or fifth anniversary from the date of vesting of Option, whichever is later.

2. Upon receipt of the notice for exercise of the Option (in the form prescribed by the Committee) and the payment of Exercise Price in a form and manner as may be stipulated by the Committee, the Bank shall issue and allot Shares to the Participant.

3. The Bank may, in its sole discretion grant and/or arrange loans to the Participant for enabling the Participant to pay the Exercise Price on such terms and conditions as it deems necessary.

4. If the participant's employment is terminated by the Bank for the Cause the Participant's vested Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

5. If the participant's employment is terminated due to death, retirement (including pursuant to any voluntary retirement scheme) or permanent disability, the Option, if such Option is vested, shall be exercised by the payment of Exercise Price in full within a period of three months from the date of death, retirement or severance or termination, which period shall be deemed to be the Exercise Period.


Section VIII: General Terms And Conditions

1. The Bank may with the approval of the Board of Directors of the Bank and such other approvals as may be required amend, discontinue or terminate the Scheme or any portion thereof at any time. Provided that any such amendment, discontinuation or termination that would impair the rights of any Participant or which is detrimental to the interest of the Participants, shall not to that extent be effective without the consent of the affected Participant.

2. Participation in the Scheme shall not constitute or be construed as a guarantee of return on the Shares of the Bank by the Bank. Any loss/potential loss due to fluctuations in the market price of the Shares, and the risks associated with such investment are that of the Participant alone and not of the Bank.

3. This Scheme shall be subject to all applicable laws, rules and regulations made by the appropriate governmental and regulatory authorities and such other terms and conditions, as may be imposed by the Committee in its absolute discretion.

4. In the event of issuance of bonus/rights shares, or recapitalisation, stock split, reorganisation, merger, consolidation of the Bank or other similar events the Committee is authorised to make such adjustment in the Exercise Price or the Options granted/awarded, as it may deem equitable and appropriate in order to prevent dilution or enlargement of the benefits available under the Scheme.


                                    5 of 7

5. The Committee may at any time waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retrospectively; provided that any such waiver, amendment, alteration, suspension, discontinuation, cancellation or termination in any manner which may be detrimental to the interests of the Participant shall not to that extent be effective without the consent of the affected Participant.

6. The employees shall maintain the utmost confidentiality regarding the contents of the Scheme at all times and shall not make any announcement to the public or to any third Person regarding the arrangement contemplated by the Scheme except to the extent as may be required by law.

7. The Bank is entitled to and may, anytime at its discretion, finance the Participant in any manner to the extent permitted by law for the purpose of purchase of Shares or payment of any amount under the Scheme.

8. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employment of the Bank. Neither the Scheme nor Award Confirmation shall form part of any contract of employment between the Bank and the Participant. The rights and obligations of the Participant under the terms of his office or employment with the Bank shall not be affected by his participation in the Scheme. Nothing in the Scheme or any Award Confirmation shall confer or be construed as affording any Participant any additional rights as to compensation or damages in consequences of the termination of such office or employment for any reason.

9. Subject to the provisions of the Scheme, no Participant or holder or beneficiary of any Option shall have any rights as a shareholder with respect to any Shares to be issued pursuant to the Scheme until he has become the holder of such Shares.

10. The shares issued pursuant to any Option shall rank pari passu with all the other equity shares of the Bank for the time being issued.

11. Neither the Scheme nor the Option shall create or be construed to create a trust or a separate fund of any kind or a fiduciary relationship between the Bank and a Participant. To the extent that any Person acquires a right to receive payment from the Bank pursuant to any Option, such right shall be no greater than the right of any unsecured general creditor of the Bank.

12. No fractional shares shall be issued or delivered pursuant to the Option, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

13. No employee shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of employees or holders or beneficiaries of Option. The terms and conditions of Options need not be the same with respect to each Participant.

14. No option shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, except to the extent provided under the Scheme or by will or the laws of inheritance.


                                    6 of 7

15. Nothing contained in the Scheme shall prevent the Bank from adopting or continuing compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

16. In the event of any tax liability arising on account of granting of the Option to the Participant, the liability shall be that of the Participant alone and the Bank shall have the right to cause the Shares held by the Participant sold or otherwise alienated to meet the liability on behalf of the Participant.

17. The Participant shall do all acts necessary and execute all such deeds and documents as may be deemed necessary by the Committee to give effect to the terms of the Scheme.

18. For whatsoever reason the vested options remaining unexercised, or forfeited or lapsed, it shall be open for the Committee to reuse these Options to be granted to the other eligible employees at its sole discretion.


Section IX:  Award Confirmation

The grant of Options hereunder shall be evidenced by an Award Confirmation which shall be delivered to the Participant and shall specify the terms and conditions of the grant of Options and rules applicable thereto.


Section X:  Vesting Confirmation

The vesting of Options hereunder, shall be evidenced by a Vesting Confirmation which shall be delivered to the Participant and shall specify the terms and conditions of the vesting of Options and rules applicable thereto.


Section XI:  Effective and Expiry Dates

This Scheme shall be effective as of the date of its approval by the shareholders of the Bank and expire on such date as may be notified by the Board of Directors of the Bank.


Section XII:  Headings

Headings are given to the Sections of the Scheme solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Scheme or any provision thereof.






                            ************************


                                    7 of 7